                                                                    EXHIBIT 99.1


--------------------  (BACK YARD BURGERS, INC. LOGO)  --------------------------



Contact:  Michael G. Webb
          Chief Financial Officer
          (901) 367-0888 Ext. 1226



                            BACK YARD BURGERS REPORTS
                  RECORD REVENUES AND PROFITS FOR FIRST QUARTER


MEMPHIS, TENNESSEE (APRIL 27, 2004) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the first quarter of 2004.

o Total revenues for the 13-week period ended April 3, 2004, were $9,483,000, a record first quarter for the company and an increase of 10.6% over total revenues for the 13 weeks ended March 29, 2003. The increase primarily is the result of improvements in same-store sales at company-operated restaurants during the 13-week period ended April 3, 2004. Royalty fees also rose over the year-earlier period due to a net increase of 13 franchised restaurants since March 29, 2003.

o The company reported record first quarter net income for the 13-week period ended April 3, 2004. Net income for the first quarter of 2004 was $292,000, or $0.06 per diluted share, an increase of 16.8% over net income for the first quarter of 2003 of $250,000, or $0.05 per diluted share. The increase is primarily due to the revenue growth described above.

o For the first quarter of 2004, same-store sales for company-operated restaurants increased 9.4% from the comparable period in 2003 while same-store sales for franchised restaurants declined 2.3% for the same period.

o Unit activity for the quarter included five franchised store openings and two franchised store closings.

Under the terms of a Development Agreement entered into in January 2002 with YUM! Brands, Inc., the company granted YUM! the right to use Back Yard Burgers' trademarks in connection with the establishment and operation of up to ten Back Yard Burgers outlets as part of multi-brand units with Taco Bell, Pizza Hut and/or KFC operations. The Development Agreement also granted YUM! an option to co-brand up to 500 additional Back Yard Burgers restaurants within certain geographic areas if certain conditions were satisfied. YUM! did not exercise its option, but has entered into a non-binding term sheet which contemplates that the Development Agreement would be amended to provide YUM! with the right to license and sublicense the Back Yard Burgers concept and trademarks in connection with the establishment and operation of up to 500 stand-alone and multi-brand outlets. While no binding agreement has been reached with YUM! to amend the terms of the Development Agreement to provide for the operation of more than ten co-branded stores, the company is currently holding discussions with YUM! with respect to the terms and conditions under which such a license and sublicense would be granted.

As of April 3, 2004, the company's restaurant system comprised 135 units, including 42 company-operated stores and 93 franchised stores (of which nine were co-branded restaurants under the agreement with Yum! Brands, Inc.). Expansion plans for the remainder of 2004 include the opening of three company-operated stores and 25 franchised stores.

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          1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 |
                     Phone 901 367 0888 | Fax 901 367 0999
                  www.backyardburgers.com | Nasdaq Symbol BYBI

BYBI Reports First Quarter Results
Page 2
April 27, 2004


Back Yard Burgers operates and franchises quick-service restaurants in 17 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of company-operated and franchised restaurants the company anticipates opening during fiscal year 2004. Forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the company. The factors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction; increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.





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
BYBI Announces First Quarter Results
Page 3
April 27, 2004


                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                            THIRTEEN WEEKS ENDED
                                                           ----------------------
                                                           04/03/04      03/29/03
                                                           --------      --------
Revenues:
     Restaurant sales                                       $ 8,434       $ 7,577
     Franchise and area development fees                         88            90
     Royalty fees                                               659           582
     Advertising fees                                           165           145
     Other                                                      137           180
                                                            -------       -------
       Total revenues                                         9,483         8,574
                                                            -------       -------

Expenses:
     Cost of restaurant sales                                 2,634         2,418
     Restaurant operating expenses                            4,083         3,641
     General and administrative                               1,199         1,095
     Advertising                                                514           477
     Depreciation and amortization                              488           420
                                                            -------       -------
       Total expenses                                         8,918         8,051
                                                            -------       -------

     Operating income                                           565           523

Interest income                                                   1             3
Interest expense                                               (114)         (126)
Other, net                                                      (22)          (15)
                                                            -------       -------
     Income before income taxes                                 430           385
Income tax expense                                              138           135
                                                            -------       -------

Net income                                                  $   292       $   250
                                                            =======       =======

Income per share:
     Basic                                                  $  0.06       $  0.05
                                                            =======       =======
     Diluted                                                $  0.06       $  0.05
                                                            =======       =======

Weighted average number of common shares and
   common equivalent shares outstanding:
     Basic                                                    4,762         4,721
                                                            =======       =======
     Diluted                                                  5,157         4,979
                                                            =======       =======

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